Exhibit 6.5
                          SUBSCRIPTION AGREEMENT

Epic Research Company, Inc.
70 Horizon Drive
Bedford, NH 03310

Gentlemen:

     This Subscription Agreement is made by and between EPIC RESEARCH COMPANY, INC., a New Hampshire corporation having a business address of 70 Horizon Drive, Bedford, New Hampshire (the "Corporation") and N. Edward Berg (the "Investor") who is subscribing hereby for shares of the Corporation's no par value common stock (the "Shares") pursuant to the terms and conditions of this Subscription Agreement.

     In consideration of the Corporation's agreement to sell 50,000 Shares to the Investor and to cause such Shares to be issued to the Investor upon the terms and conditions set forth in this Subscription Agreement, the Investor agrees and represents as follows:

A.   Subscription

     1. Subject to the terms of this Subscription Agreement, the Investor hereby irrevocably subscribes for and agrees to purchase 50,000 Shares at a purchase price of Twenty-two Cents ($3.33) per Share (the "Subscription"). Simultaneously with the delivery of the signature page to this Subscription Agreement, the Investor shall deliver to the Corporation payment (the "Payment") in the amount of One Hundred Sixty-five Thousand Dollars ($165,000).

     2. The expiration date of this offering is December 15, 2003, (the "Expiration Date"), unless extended by the Corporation for a period of 120 days. All sales must be completed not later than the Expiration Date, which date may be extended at the discretion of the Corporation to a date not later than 120 days after the Expiration Date.

     3. The Investor hereby acknowledges receipt of a copy of the Corporation's By-Laws and Articles of Incorporation, and hereby specifically accepts and adopts each and every term of those documents as they relate to ownership of Shares and agrees to be bound thereupon by the
(a) execution and delivery by the Investor to the Corporation of the signature page to this Subscription Agreement and (b) acceptance by the Corporation of the Investor's Subscription Agreement.

B.   Representations and Warranties

     1. In order to induce the Corporation to accept this subscription, the Investor hereby represents and warrants to, and covenants with, the Corporation as follows:

          (i) The Investor has carefully read this Subscription Agreement and has not been furnished with any other materials or literature relating to the offer and sale of the Shares;

          (ii) The Investor has had a reasonable opportunity to ask questions of and receive answers from the Corporation concerning the Corporation and this offering, and all such questions, if any, have been answered to the full satisfaction of the Investor;

          (iii) The Investor has such knowledge and expertise in financial and business matters that the Investor is capable of evaluating the merits and risks involved in an investment in the Shares. The Investor is familiar with the business and operations and the proposed business and operations of the Corporation and understands and has evaluated the merits and risks of a purchase of the Shares. In evaluating the suitability of an investment in the Shares, the Investor has not been furnished with nor relied upon any representations or other information (whether oral or written) from the Corporation. The Investor has carefully considered and has, to the extent the Investor believes such discussion necessary, discussed with the Investor's professional legal, tax, accounting and financial advisors the suitability of an investment in the Shares and has determined that the Shares being subscribed for by the Investor are a suitable investment for the Investor;

          (iv) Except as set forth in the Subscription Agreement, no representations or warranties have been made to the Investor by the Corporation or any agent, employee or affiliate of the Corporation and, in entering into this transaction, the Investor is not relying upon any information other than that contained in this Subscription Agreement and the results of independent investigation by the Investor;

          (v) The Investor understands that (a) the Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state, based upon an exemption from such registration requirements for non-public offerings pursuant to Regulation D under the Act; (b) the Shares are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; (c) the Shares may not be sold or otherwise transferred unless they have been first registered under the Act and all applicable state securities laws, or unless exemptions from such registration provisions are available with respect to said resale or transfer; (d) other than as set forth in this Subscription Agreement, the Corporation is under no obligation to register the Shares under the Act or any state securities laws, or to take any action to make any exemption from any such registration provisions available; and (e) the certificates for the Shares will bear a legend to the effect that the transfer of the securities represented thereby is subject to the provisions hereof;

          (vi) The Investor is acquiring the Shares solely for the account of the Investor, for investment purposes only, and not with a view towards the resale or distribution thereof;

          (vii) The Investor will not sell or otherwise transfer any of the Shares, or any interest therein, unless and until (a) the Shares shall have first been registered under the Act and all applicable state securities laws; or (b) the Investor shall have first delivered to the Corporation a written opinion of counsel (which counsel and opinion (in form and substance) shall be reasonably satisfactory to the Corporation), to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws;

          (viii) The Investor has full power and authority to execute and deliver this Subscription Agreement and to perform the obligations of the Investor hereunder, and this Subscription Agreement is a legally binding obligation of the Investor in accordance with its terms;

          (ix) The Investor recognizes that an investment in the Corporation involves substantial risk. The Investor has had a reasonable opportunity to ask questions of and receive answers from the Corporation concerning risk factors related to the purchase of the Shares including, among other things, the Corporation's lack of an operating history, regulatory requirements, competition, arbitrary offering price, no market for the Shares, dilution, no anticipated dividends and no assurance that the Corporation will be able to meet its projections. The Investor understands all of the risk factors related to the purchase of the Shares, including, but not limited to, those set forth in this Subscription Agreement;

          (x) All of the representations and warranties of the Investor contained in this Subscription Agreement and all information furnished by the Investor to the Corporation pursuant to this Subscription Agreement are true, accurate, complete and correct in all respects and if there should be any material change in such representations, warranties and information prior to the Investor's subscription being accepted, the Investor will immediately furnish such revised or corrected information to the Corporation;

          (xi) The Investor shall indemnify and hold harmless the Corporation, its affiliates and their respective trustees, officers, directors, partners, employees and professional advisers from and against any and all claims, losses, damages, liabilities or expenses whatsoever (including, but not limited to, costs, reasonable attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of any actual or alleged misrepresentation or misstatement of facts or omissions to represent or state facts made by the Investor to any such party concerning the Investor or the Investor's financial position in connection with the offering or sale of the Shares, including, without limitation, any such misrepresentation, misstatement, or any breach of the Investor's representations and warranties contained in this Subscription Agreement or the Investor's failure to fulfill any of its covenants or agreements contained in this Subscription Agreement;

          (xii) The representations, warranties and covenants herein contained are made and given by the Investor to induce the Corporation to sell and issue Shares to the Investor, and each representation, warranty and covenant constitutes a material portion of the consideration therefor; and

          (xiii) The foregoing representations, warranties and agreements shall survive the Closing and any investigation by the Corporation.

C.   Understandings

          1. The Investor understands that this subscription is not binding upon the Corporation until the Corporation accepts it, which acceptance is at the sole discretion of the Corporation and is to be evidenced by the Corporation's execution of this Subscription Agreement where indicated. This Subscription Agreement shall be null and void if the Corporation does not accept it as aforesaid.

          2. The Investor understands that the Corporation may, in its sole discretion, reject this subscription.

          3. No Federal or state agency has made any finding or determination as to the accuracy or adequacy of this Subscription Agreement or as to the fairness of the terms of this offering for investment, nor any recommendation or endorsement of the Shares.

          4. Any assumptions, estimates and forecasts set forth in this Subscription Agreement have been included therein for purposes of illustration only and no assurance is given that actual results will correspond with the results contemplated by the various assumptions set forth therein.

          5. The Investor acknowledges that the information contained in this Subscription Agreement is confidential and non-public and agrees that all such information shall be kept in confidence by the Investor and neither used by the Investor to the Investor's personal benefit (other than in connection with this Subscription) nor disclosed to any third party for any reason; provided, however, that this obligation shall not apply to any such information which (a) is part of the public knowledge or literature readily accessible on the date hereof, (b) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision); or (c) is received from third parties (except third parties who disclose such information in violation of any confidentiality agreements, including, without limitation, any subscription agreement they may have entered into with the Corporation or its affiliates).

D.   Miscellaneous

          1. Neither this Subscription Agreement nor any of the rights of the Investor hereunder may be transferred or assigned by the Investor.

          2. This Subscription Agreement (i) may only be modified by a written instrument executed by the Investor and the Corporation; (ii) sets forth the entire agreement of the Investor and the Corporation with respect to the subject matter hereof; (iii) shall be governed by the laws of the State of New Hampshire applicable to contracts made and to be wholly performed therein, with regard to New Hampshire's conflicts of laws principles; and (iv) shall inure to the benefit of, and be binding upon the Corporation and the Investor and their respective heirs, legal representatives, successors and permitted assigns.

          3. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by certified or registered mail, return receipt requested, postage prepaid, as follows: if to the Investor, to the address set forth in the Signature Page; and if to the Corporation, to the address on page 1 of this Subscription Agreement, or to such other address as the Corporation or the Investor shall have designated to the other by like notice.
Subscription Agreement
Signature Page


     IN WITNESS WHEREOF, the Investor has executed this Subscription Agreement this 4th day of November, 2003.

                                 Subscriber:

                                 /s/ N. Edward Berg
                                 N. Edward Berg

                                 Social Security Number: [redacted]

                                 Address:
                                 70 Horizon Drive
                                 Bedford, NH 03110



ACCEPTANCE OF SUBSCRIPTION

EPIC RESEARCH COMPANY, INC.,


     The foregoing subscription is hereby accepted by Epic Research Company, Inc., this 4th day of Novemberber, 2003, for 50,000 Shares.


                                   Epic Research Company, Inc.


                                   By:  /s/ N. Edward Berg
                                        N. Edward Berg, President